                                                                    Exhibit 10.6

Lockheed Martin Federal Systems Company
700 North Frederick Avenue
Gaithersburg, Md.  20879

Subcontract (Blanket) Order No. 1BN000

Date:           August 4, 1995

Seller:         Software Technology, Inc.           Payment Terms:  Net 30
                1225 Evans Road
                Melbourne, FL  32904

Attn:           Mr. Rob Trew

1.   PARTIES/TYPE OF CONTRACT
     ------------------------

     This Cost Plus Award Fee and Time Material Subcontract between the Lockheed Martin Federal Systems Company (hereafter referred to as "Buyer" or "Lockheed Martin" or "LMFS-G" or its successor in interest) located at 700 North Frederick Avenue, Gaithersburg, Maryland, and Software Technology, Inc. (hereafter referred to as "Seller") located at 1225 Evans Road, Melbourne, Florida, is placed on the basis set forth herein.

     The Buyer's procurement representative is the only person authorized to approve changes to the terms and conditions or the requirements of the Subcontract. If the Seller complies with any order, direction, interpretation, approval, or disapproval, conditional approval, or determination (written or oral), from someone other than the Buyer's procurement representative, it shall be at Seller's own risk and Buyer shall not be liable for any increased cost or delay in performance in accordance with the requirements set forth herein. The Seller shall ensure that all Seller's personnel are aware of this provision.

     LMFS-G is a signatory to the Defense Industry Initiatives on Business Conduct and Ethics (DII).

     The Seller agrees to indemnify Buyer for any amounts required to be paid to the United States Government by virtue of the Seller's violation of Public Law 100-679 (see FAR 52.203-10(c)).

2.   PRODUCT/SERVICES
     ----------------

     - Seller will provide supplies and services as set forth in Schedule A.

     Notwithstanding any provisions elsewhere in this subcontract, for level-of-effort SLINs, the Buyer reserves the right to modify the target hours in this contract to a lower quantity, solely on the basis of Buyer's evaluation of the Seller's overall costs, schedule and technical performance, and/or as a function of hours required by the Buyer's customer. The Buyer reserves unilateral right to select the description categories deemed most appropriate for the task being performed. Performance by the Seller pursuant to SLINs 007, 008 and 009 will be by individual tasks in accordance with the Task Order Process and Special Provision H.902 of Attachment 3 hereto.

3.   REQUIREMENTS/DATA
     -----------------

     This is a rated order certified for national defense use, and Seller shall follow all requirements of the Defense Priorities and Allocations Systems Regulation (15 CFR Part 350). Seller accepts said rating unless rejected in writing within 10 days if "DO" rating, or 5 days if "DX" rating from the date of order receipt.

     Government Contract Number:  FO4606-95-D-0239     DPAS Rating:  DO A1

     - Statement of Work

     All drawings, specifications or other documents referenced in this Purchase Order but not attached are incorporated and made a part by this reference.

4.   PERIOD OF PERFORMANCE AND/OR DELIVERY SCHEDULE
     ----------------------------------------------

     Work under this Purchase Order shall commence on award and continue through September 30, 2000, unless modified by the Buyer.

     Options for Increased Quantities

     The Buyer may increase the quantities of Services called for in Schedule A by up to 50% of the "QTY" (Quantity) Limits specified therein, at the costs and/or prices contained in the Rate Tables that are a part of Schedule A. The Buyer's Authorized Representative may exercise these options from time to time as required for each SUBSLIN specified under SLINs 0002, 0007, 0008 and 009 by providing written notice to the Seller during the Period of Performance of the affected SLIN(s) (Government Fiscal Year(s)).

All articles, services and/or data shall be delivered to the following LMFS-G location:

Lockheed Martin Federal Systems Company
700 North Frederick Avenue
Gaithersburg, Md.  20879

Attn:  Anne T. Jones
       Mail Drop 182/3M60

A.  Transportation Routing Guidelines:

1.   Do not insure or declare value

2.   0-70 LBS (32KG) United Parcel Service (if available); if not
     0-40 LBS (18KG) Parcel Post (Zones 1-8) up to $1,000.00 value.

     All other Ship Via:  N/A

3.   FOB: N/A

4. Transportation charges appearing on invoice must be supported by paid freight bill or equivalent. See "Transportation" clause of attached "LMFS-G Terms and Conditions".

B.  Packing Slip

Seller shall submit a packing slip with each shipment of supplies against this Purchase Order/Release. At a minimum, the packing slip shall contain the following information:

1)   Purchase Order Number/Release Number
2)   Itemized list of supplies within the shipment
3)   List of back-order items remaining to be delivered
4)   Date of shipment

5.   CONSIDERATION AND PAYMENT
     -------------------------

     FUNDING OF COST REIMBURSEMENT PURCHASE ORDER:

     ALLOTMENT OF FUNDS

     This Purchase Order is incrementally funded with respect to both cost and fee in accordance with FAR 52.232-20 and 52.232-22. The amounts presently available and allotted to this purchase order for payment of cost and fee and the period of performance which it is estimated the allotted amounts cover are as follows:


SLIN 002                                     SLIN 004
Allotted To Cost: TBD                        Allotted to Cost:  $2,137,110
Allocated to Award Fee Pool: TBD             Allocated to Award Fee Pool:  $60,087
Period Of Performance:  TBD                  Period of Performance Thru: 17 January 1997

SLIN 007                                     SLIN 008
Allotted To Cost: $1,002,726                 Allotted to Cost:  TBD
Period Of Performance: 8 April 1996          Period of Performance Thru: TBD
               thru 31 January 1997

SLIN 009                                     SLIN 015
Allotted to Cost: $316,877                   Allotted to Cost:  TBD
Period of Performance:  11 Sept 1995         Period Of Performance:  TBD
             through 5 April 1996

     NOTE: For Funding Allotment by GFY see Schedule A

     PAYMENT OF AWARD FEE

     The Seller may earn an award fee as set forth in Attachment 4, hereto, entitled "Award Fee Evaluation Plan", and as provided hereunder.

     A. Such fee may be earned by the Seller on the basis of his performance in accordance with the terms of Attachment 4.

     B. Award Fee for SLIN 4AA is allocated to semi-annual Award Fee Periods as follows:


Award Fee                                     Award Fee        Award Fee
Period                                          Pool            Earned
1          Subcontract Award thru 09/30/95:    $ 5,000          $ 4,575
2          10/01/95 thru 3/31/96:              $63,442          $55,512
3          04/01/96 thru 09/30/96:             $81,383
4          10/01/96 thru 03/31/97:             $82,637
5          04/01/97 thru 09/30/97:             $101,292
6          10/01/97 thru 03/31/98:             $5,266
7          04/01/98 thru 09/30/98:             N/A
8          10/10/98 thru Completion:           N/A

C. Award Fee for SLIN 4AD is allocated to semi-annual Award Fee Periods as follows:

Award Fee                                  Award Fee        Award Fee
  Period                                      Pool            Earned
  4       10/01/96 thru 03/31/97:             $5,151


D. Award Fee for SLIN 007 is allocated to semi-annual Award Fee Periods as follows:

Award Fee                                  Award Fee        Award Fee
 Period                                      Pool            Earned
 3       Subcontract Award thru 09/30/96:    $57,763
 4       10/01/96 thru 03/31/97:             $57,651
 5       04/01/97 thru 09/30/97              $29,872

E.   Award Fee for SLINS 00204, 00205 and 00206:

The award fee for SLINS 00204, 00205 and 00206 is allocated to semi-annual Award Fee Periods as follows:

Award Fee                                  Available        Award Fee
 Period                                    Award Fee         Earned
 5       04/01/97 thru 09/30/97            $  559.00
 6       10/01/97 thru 03/31/98             5,855.00
 7       04/01/98 thru 09/30/98             5,855.00
 8       10/01/98 thru 03/31/99             5,855.00
 9       04/01/99 thru 09/30/99             5,855.00

F. Seller may submit invoices for award fee to which he becomes entitled immediately upon written notification by the Buyer of the amount of the award.

G. The decision of the fee determination official on the amount of the award fee shall not be subject to dispute under the "Disputes clause of this Subcontract".

H. The award fee earned will be documented by the Buyer in a Subcontract alteration which specifies amount awarded, and the rating received for the period covered.

I. Any portion of the available Award Fee not earned for an evaluation is only transferable to a subsequent period at the unilateral discretion of the Buyer.

J. If actual hours delivered for SLIN 0002 or SLIN 0004 are greater than ninety (90) percent of planned hours for any given Fiscal Year, but less than one hundred ten (110) percent of planned hours, then no adjustment shall be made to the Award Fee Pool for the given Fiscal Year. However, should actual delivered hours be less than ninety (90) percent or greater than one hundred ten (110) percent of planned hours, the Award Fee Pool may be adjusted proportionately, at the sole and unilateral discretion of the Buyer. Should decreases in delivered verses planned hours be a result of demonstrable performance efficiencies, the Buyer's intent is to leave the Award Fee Pool(s) intact.

     BUYER'S TOTAL LIABILITY

     It is recognized that Buyer's limitation for incurred costs is $3,456,713 Seller is not authorized to incur any costs, obligations, or liabilities, of any nature whatsoever over this amount and any such additional costs, obligations, or liabilities incurred or assumed by Seller shall be at his sole risk and account and the Buyer and/or the Government shall not be liable in any manner to pay or reimburse the Seller on account thereof. Seller shall notify Buyer when the amount of costs incurred is within seventy-five (75%) of the above-cited ceiling.

6.   INVOICING
     ---------

     All invoice originals and one copy shall be submitted to the following

     Lockheed Martin Federal Systems Company (LMFS-G)
     PO Box 190
     Owego, NY 13827-0190
     Attn: Accounts Payable

     INVOICES

     Each invoice submitted for payment shall indicate complete Blanket Order No. and the respective Release No. associated with the SLIN being invoiced against. The invoice is to be set up in accordance with the line items specified in this Subcontract.

     One copy of each invoice and all correspondence pertaining to this Subcontract shall be submitted to:

     Lockheed Martin Federal Systems Company
     700 North Frederick Avenue
     Gaithersburg, MD 20879
     Attn: A.T. Jones, 182/3M60

7.   TERMS AND CONDITIONS
     --------------------

     This Subcontract is subject to the following terms and conditions:
     - LMFS-G Terms and Conditions, dated 07/94
     - Confidential Disclosure Agreement (CDA), dated October 18, 1994.
     - Certifications and Representations dated February 23, 1995.

8.   SPECIAL PROVISIONS
     ------------------

     The Special Provisions included as Attachment 3 hereto are hereby included with the same force and effect and Order of Precedence as if incorporated indirectly into this Section 8 of the Subcontract. Additionally, the following special provisions shall apply to this Subcontract.

     SELLER ON BUYER PREMISES

     The following provisions shall apply to any work performed under this Subcontract by Seller employees on Buyer owned or leased premises or near premise facilities provided by Buyer.

     A.   Coordinators/Supervisors

     1. LMFS-G shall appoint a technical coordinator(s) who shall be responsible for maintaining liaison with Seller's supervisor(s). LMFS-G's technical coordinator shall have no authority to amend or modify this Subcontract or make any commitment for or on behalf of LMFS-G.

     2. LMFS-G shall appoint a Procurement representative who shall be responsible for the commitment of all LMFS-G funds, implementation, administration and issuance of all LMFS-G Subcontracts.

     3. Seller shall appoint a supervisor(s) who shall be on-site and shall supervise and direct the work of Seller's employees.

     4. Each party shall inform the other of the names of the individuals appointed.

     B.   Independent Seller

     1. Seller's relationship to LMFS-G shall be that of an independent contractor. Personnel supplied by Seller hereunder shall be deemed employees of Seller and shall not for any purposes be considered employees or agents of LMFS-G. Seller assumes full responsibility for the actions of such personnel while performing services under this Subcontract and shall be solely responsible for their supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), workers' compensation, disability benefits and the like. Seller's supervisors/management shall resolve all performance and personnel matters of Seller's

     2. Nothing contained in this Subcontract shall be construed as granting to Seller or any personnel of Seller rights under any LMFS-G benefit plan.

C.   Employment Solicitation

Buyer shall not solicit applications for permanent or supplemental employment from Seller's employees. However, in the event that any Seller employee applies for and is offered employment by the Buyer, Seller shall not charge Buyer with any personnel placement fees, damages, or any other charges connected with such hiring.

D.   Seller's Employees

1. Seller agrees to take appropriate preventive steps before the assignment of any of its employees to perform work under this agreement that it reasonably believes will ensure that its employees and its subcontractors' employees at any level, will not engage in inappropriate conduct while on LMFS-G premises. Inappropriate conduct shall include, but is not limited to: being under the influence of or affected by alcohol, illegal drugs, or controlled substances; the manufacture, use, distribution, or sale or possession of alcohol, illegal drugs or any other controlled substance, except for approved medical purposes; the possession of a weapon of any sort; and/or harassment, threats or violent behavior. Violation of this provision may result in termination of this contract and any other remedy available to LMFS-G at law or in equity.

2. LMFS-G may, at its sole discretion, have Seller remove any specified employee of Seller from LMFS-G's premises and request that such employee not be reassigned to any LMFS-G premises under this Subcontract.

3. Seller shall make reasonable inquiry of its employees regarding any past employment with LMFS-G and Seller shall inform LMFS-G before assigning any known former LMFS-G employee to perform work under this Subcontract. LMFS-G may request that Seller not make such assignment.

E.   SOLICITATION AND DISTRIBUTION

No solicitation or distribution of any kind is permitted on LMFS-G premises except as required to be permitted by law.

F.   OWNERSHIP OF MATERIALS

All reports, memoranda or other materials in written form, including machine readable, prepared by Seller pursuant to this Subcontract and furnished to LMFS-G by Seller hereunder shall become the sole property of LMFS-G.

G.   WARRANTIES

1. Seller warrants that it is and shall remain free of any obligation or restriction which would interfere or be inconsistent with or present a conflict of interest concerning the services to be furnished by Seller under this Subcontract.

2. Seller warrants that it shall perform all services contracted for under this Subcontract in a workmanlike manner and in accordance with the requirements set forth in the Statement of Work and/or Subcontracts issued hereunder.

H.   LEASED EMPLOYEES

Seller shall provide LMFS-G any information about Seller's personnel that LMFS-G is required by law to obtain, including information on "leased employees" and "management services organization" as these terms are used in Secs. 414(m), (n) and (o) of the Internal Revenue Code.

I.   IMMIGRATION

Seller shall comply with the Immigration Reform and Control Act of 1986 as amended.

J.   ACCESS TO/USE OF LMFS-G FACILITIES

1. Seller employees shall enter and leave LMFS-G premises via designated entrances and sign in and out as specified by LMFS-G.

2. Seller shall provide LMFS-G the names of Seller employees prior to their reporting to work on LMFS-G premises. All such employees shall be provided a Contractor badge which they must prominently display while on LMFS-G premises.

3. Seller employees may park in available LMFS-G lots in spaces not restricted for other use. Improperly parked cars may be towed away at Seller's expense. Difficulty in obtaining parking places shall not constitute justification for late performance or for additional compensation to Seller.

4. Seller employees may have access within the LMFS-G work location to cafeterias, restrooms and in the event of a medical emergency, LMFS-G medical facilities for first aid. Other than these, Seller employees' access is restricted to those areas required for the performance of Seller's services under this Subcontract.

     5. Seller employees may not participate in recreational or social activities, education courses, seminars, internal award programs, library privileges and other benefits and facilities provided for LMFS-G employees.

     6. Seller shall ensure that Seller employees use LMFS-G telephones only for LMFS-G business purposes. Seller shall reimburse LMFS-G for any unauthorized calls.

     7. Seller employees may not send or receive personal mail on LMFS-G premises or use LMFS-G's information system networks for other than LMFS-G business purposes.

     8. Seller employees shall not have access to or use of LMFS-G Internal Use documents or forms, unless such access is required to perform services under this Subcontract. Seller shall ensure that Seller employees do not provide such documents to others and shall return them to LMFS-G at the completion of the services for which they were required.

     9. Seller employees shall not bring onto LMFS-G premises weapons of any sort, cameras, recording equipment, radios, or any other equipment not specifically authorized by LMFS-G.

     10. Seller shall ensure that Seller employees wear appropriate business attire unless otherwise specified in the Statement of Work.

     11. Seller employees shall follow LMFS-G's current smoking guidelines for the specified work location.

     12. TERMINATION, RESIGNATION OR REPLACEMENT OF SELLER EMPLOYEES

     On the day of termination, resignation or replacement of any Seller employee assigned to Buyer premises, all of the following, items in possession of the employee shall be returned to the Buyer's designated manager/technical coordinator:

     (A) Buyer confidential materials (if authorized via appropriate agreement and "Internal Use Only" material).

     (B) Buyer keys, books, tools, or other equipment, and identification badges.

The Seller shall also notify the Buyer's designated manager/technical coordinator immediately by telephone, and confirm in writing within one (1) working day, the name of any Seller employee who resigns or is terminated, if the employee had access to Buyer's data processing interface procedures or to the Buyers data facility.

13. GENERAL BUSINESS ACTIVITIES

General business activities not related to the Subcontract shall not be conducted by the Seller on Buyer premises, e.g., general recruitment, employment or termination interviews, general employee meetings, etc. On an exception basis, the Seller may conduct training meetings for their employees when it is related to work performed under the Subcontract and approved in advance by the Buyer's procurement representative. The subject for such meetings shall also be submitted to and approved in advance by the Buyer's procurement representative.

K.   HOLIDAYS AND OTHER CLOSINGS

1. Unless authorized, Seller shall not provide services on LMFS-G holidays or when the work location is otherwise closed.

2. LMFS-G shall provide Seller with LMFS-G's established holiday schedule for the work location.

3. LMFS-G shall advise Seller as soon as reasonably possible of any unplanned or emergency closing. Seller shall have the responsibility to notify its personnel of such closing. Should an emergency closing occur prior to the start of a normal shift, the Seller will not be reimbursed for the time not worked. In the event of an emergency closing during a normal shift, the Seller will be paid for the remaining normal work day of that shift. Seller resident supervision shall use their own judgment regarding the early release of their personnel because of inclement weather when the site has not closed. This action must be communicated to and coordinated with LMFS-G's management and/or technical coordinator(s).

L.   NOTICE ON SEXUAL HARASSMENT

Contractor shall distribute the following notice on sexual harassment to all of its employees who are assigned to work on LMFS-G premises:

"LMFS-G is committed to providing a work environment free from sexual harassment. Sexual harassment is unwelcome sexual conduct which has the purpose or effect of unreasonably interfering with an individual's work performance or which creates an offensive or hostile work environment."

If you believe that you have been the victim of sexual harassment while working on LMFS-G premises, you are encouraged to report such incidents directly to your employer and directly to LMFS-G by calling: LMFS-G-Manassas - (703) 367-0768; LMFS-G-Gaithersburg/Bethesda/Rockville - (301) 240-6559; or LMFS-G-Owego - the Manager of Human Resources and Site EO Compliance Officer between 8:30AM and 4:30PM Eastern Time.

If you are calling long distance from outside LMFS-G you may call this number collect.

All complaints to LMFS-G of such conduct will be investigated promptly and dealt with appropriately."

M.   SAFETY AND SECURITY

1. Seller shall take all necessary precautions for the safety of its employees and of Buyer's employees while on Buyer's premises. Seller shall comply with Buyer location safety and security requirements which shall be provided by Buyer at the start of this Subcontract and as such requirements are revised. Safety glasses, safety shoes or other necessary equipment shall be furnished by the Seller for use in areas where such equipment is required by the Buyer.

All accidents involving Seller personnel shall be immediately reported to the Buyer's manager/technical coordinator or procurement representative, and to the Buyer's site safety department. A copy of the accident report shall be furnished to buyer's procurement representative. Buyer's medical department or first aid stations may be used by Seller's employee for emergency assistance and symptomatic relief of minor health problems. For other health problems, Seller employees shall contact their own physician or contact Seller management for advice and service.

2. Security

Seller shall comply with all LMFS-G security requirements. LMFS-G reserves the right to review any site where work is being performed by Seller for conformity to LMFS-G security requirement. Seller shall notify the LMFS-G technical coordinator of any security problems.

a. Equipment/Asset Security

1. LMFS-G equipment/assets remain the property of LMFS-G and are provided for use only on LMFS-G premises where Seller is located and only for the purposes of this Subcontract. Such equipment/assets shall not be altered or moved without LMFS-G's written permission. Seller shall not permit any liens or attachments to be filed against LMFS-G equipment/assets. Seller shall pay for any damage to LMFS-G equipment/assets resulting from Seller's use thereof, normal wear and tear excepted.

2. Seller shall instruct its employees in the importance of protecting LMFS-G assets. At a minimum, procedures to protect LMFS-G assets shall include the following:

i.   Clear work area of all papers and materials at end of day.

ii. Secure confidential or valuable items in locked desks, file cabinets or credenzas at end of day.

iii. Seller shall cooperate with LMFS-G in any investigation conducted by LMFS-G involving LMFS-G assets.

b. Information Asset Security

i. Seller shall not connect or allow connection to an LMFS-G-owned computer without the prior written approval of LMFS-G and will only connect with, interact with, inspect and/or use those programs, tools or routines specifically made available by LMFS-G and which are necessary for Seller to provide services under this Subcontract. ii. Seller shall ensure that:

- Terminal connect to LMFS-G-owned computers are used only for the purposes of this Subcontract;
- Unattended terminals are protected from unauthorized use or access;
- Telephone numbers for computer dial ports are not posted for general view; and
- Terminals connected to LMFS-G-owned computers are attended by authorized personnel or protected from access by unauthorized personnel.

3. Seller shall ensure that any programs, tools or routines made available on LMFS-G-owned computers are not copied.

4. Seller shall ensure that information access passwords and cipher keys are protected from inadvertent disclosure and disclosed only to Seller employees with a need to know.

5. Seller shall ensure that user identifiers and verification passwords are not shared and are protected from inadvertent disclosure. Seller shall notify LMFS-G immediately in the event of suspected compromise of such user identifiers and verification passwords or upon termination of a user's business need for access.

6. LMFS-G may perform periodic audits of Seller's data sets residing on LMFS-G computers.

     c. Emergency Procedures

     Seller shall instruct its employees to follow LMFS-G's emergency procedures for the assigned LMFS-G work location. LMFS-G shall furnish Seller with a copy of LMFS-G's Emergency Planning Program for the work location. Each Seller employee shall be briefed by Seller on his/her assigned building and assembly area.

     N. SELLER'S AGREEMENT WITH EMPLOYEES

     It is the Seller's responsibility to advise each of its employees of the specific conditions and procedures set herein and to obtain an appropriate signed agreement with each employee, or others whose service Seller may require, sufficient to ensure compliance with said conditions and procedures for work performed on Buyer premises. Such agreements shall be signed by Seller's employees prior to the start date of assignment. Upon request, the Seller shall provide to the Buyer's procurement representative a copy of the executed agreements between the Seller and its employees.

9.   TRAVEL, SUBSISTENCE AND INCIDENTAL EXPENSES

     Travel expenses incurred by the Seller for lodging, subsistence and incidental expenses shall be considered to be reasonable and allowable only to the extent that they do not exceed the rates and amounts established by the General Services Administration. The Seller's certification of invoices under this order shall be construed to be a certification that invoiced travel cost are compliant with public law 99-234.

10.  GOVERNMENT-INDUSTRY DATA EXCHANGE PROGRAM (GIDEP)

     (a) The Seller shall provide and maintain procedures to enable his full participation in the Government-Industry Data Exchange Program (GIDEP) in compliance with MIL-STD-1556a. Compliance with this clause shall not relieve the Seller from complying with any other provisions of the contract.

     (b) The Seller agrees to insert paragraph (a) of this clause in any purchase order hereunder exceeding $100,000.00. When so inserted, the word "Seller" shall mean any sub-tier vendor.

11.  SECURITY CLASSIFICATION

     The work to be performed under this Subcontract will involve access up to and including SECRET material and/or information. The elements of information and the appropriate level of security classification are outlined in DD Form 254, "Contract Security Classification Specification", dated 27 July 1995, which has been provided under separate cover and which is incorporated herein and made a part hereof by this reference. All work must be performed in accordance with the industrial security manual and all revisions thereto.

12.  COMPUTER INFORMATION SECURITY

     Seller shall neither copy nor use computer programs, database or other information stored in Buyer's computer systems, except as required in the performance of work under this Purchase Order.

13.  CONFLICT OF INTEREST

     The Seller warrants that, to the best of his knowledge and belief, and except as may be otherwise set forth in this Subcontract, he does not have any organizational conflict of interest. As used herein, the term "organizational conflict of interest" means that a relationship exists whereby a Seller (including his Chief Executives, Directors, proposed Consultants or Subcontractors) has interests which (1) may diminish his capacity to give impartial, technically sound, objective assistance and advice or may otherwise result in a biased work product or, (2) may result in any unfair competitive advantage. It does not include the "normal flow of benefits" from the performance of a contract.

     The Seller agrees that, if after award he discovers an organizational conflict of interest with respect to this Subcontract, he shall make an immediate and full disclosure in writing to the Buyer which shall include a description of the action which the Seller has taken or proposes to take to avoid, eliminate or neutralize the conflict. The Buyer may, however, terminate the contract for the convenience of the Buyer if it would be in the best interests of the Buyer.

     In the event that the Seller was aware of the organizational conflict of interest prior to award of this Subcontract and intentionally did not disclose the conflict to the Buyer, or failed to disclose to the Buyer an organizational conflict of interest which he became aware of after the award of this Subcontract, the Buyer may terminate the contract at no cost to the Buyer.

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14.  COST/SCHEDULE STATUS REPORTS (C/SSR) REQUIREMENTS

     (a) The Seller shall establish, maintain and use in the performance of this contract written management operating instructions that provide for planning and control of costs, measurement of performance (value for completed tasks), and generation of timely and reliable information for input to the Cost/Schedule Status Report (C/SSR).

     (b) The Seller shall be required to implement those instructions necessary to ensure that timely and reliable information exists and will continue to exist for the C/SSR reporting elements. The Seller's instructions in operation must, as a minimum, provide for:

          (i) Establishing the time-phased budgeted cost for work scheduled, the budgeted cost for work performed, the actual cost of work performed, the budget at completion, and estimate at completion;

          (ii) Application of all direct and indirect costs and provisions for the use and control of management reserve and undistributed budget;

          (iii) Handling changes to the contract budget base for both Buyer directed changes and internal replanning;

          (iv) Establishing sufficient constraints to preclude subjective adjustment of data such that the use of the data for contract performance measurement or status assessment becomes questionable. In no case should the total allocated budget exceed the contract budget base unless prior written approval is provided by the Buyer;

          (v) Establishing variance analyses thresholds, instructions and capability to accurately identify and explain significant cost and schedule variances both on a cumulative basis and projected at completion basis. The variance threshold for C/SSR reporting on both cumulative and variance at completion (VAC) purposes under this Subcontract is 10% or $25,000.

          (vi) Access to all pertinent records, instructions and data requested by the Buyer during the contract.

     (c) A summary written description consisting of the management instructions used for generating C/SSR information will be identified by title and date, and subject to the approval of the Buyer for use under the contract. Such instructions shall be used by the Seller in the performance of the C/SSR data item.

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     (d)  Prior to Buyer's agreement that the Seller's instructions provide reliable cost and schedule information and within (90) calendar days after contract award (or as otherwise agreed to by the parties), the Seller shall be prepared to familiarize the Buyer with the cost and schedule information being generated in satisfaction of the C/SSR contractual data requirements. As part of the familiarization process, the Seller shall furnish the Buyer the summary written description of the instructions that will provide for the generation of the C/SSR data.

     (e) Subsequent Seller changes to the instructions and summary written description shall be submitted to the Buyer for review and approval prior to implementation. The Buyer shall advise the Seller of the acceptability of such changes within sixty (60) days after receipt from the Seller.

     (f) The Seller agrees to provide access to all pertinent records, instructions, and data requested by the Buyer for the purpose of permitting surveillance to ensure continuing application of the approved instructions in satisfying the C/SSR data item.

     (g) The Seller shall require a subcontractor to furnish C/SSRs in each case where a subcontract is other than firm fixed-price, and is 12 months or more in duration, and either:

          (i) Has a dollar amount which exceeds $2 million, unless specifically waived by the Buyer, or

          (ii) Has a critical task relative to this contract. Critical tasks will be defined by mutual agreement between the Seller and the Buyer.

     (h) Each such subcontractor's reported cost and schedule information will be incorporated into the Seller's C/SSR.

          (i) If the Seller uses on this contract a cost/schedule control system which previously has been accepted by a DoD component as meeting the requirements of the DoD Cost/Schedule Control Systems Criteria (C/SCSC) on a contract of the same nature (e.g., development, production, etc.), this system may be used to satisfy all aspects of the management instructions for the Cost/Schedule Control requirements of this contract.

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     (j)  Contract Work Breakdown Structure (CWBS)

          (i)  The Seller shall develop the Contract Work Breakdown Structure
               (CWBS) from the summary CWBS set forth herein. The summary CWBS will provide the basis for any further extension by the Seller to lower levels during the performance of the contract.

          (ii) The Seller shall use the CWBS as a framework for contract planning, budgeting, and reporting status of costs and schedule to the Buyer. Major elements of work that are subcontracted will be identified in the CWBS.

15.  KEY PERSONNEL

     The Lockheed Martin team has identified the individual listed below from your company as a "key person" for the GOSC effort.

     The Subcontractor shall notify the Buyer prior to making any change in the personnel identified below as a key individual to be assigned for participation in the performance of this subcontract. The Subcontractor must demonstrate that the qualifications of the prospective successor personnel are equal to or better than the qualifications of the personnel being replaced.

     The Subcontractor agrees that notification shall be a minimum of thirty
     (30) days prior to the replacement of a "key person" performing under this contract. Notification shall be written and include a resume of the intended successor. Lockheed Martin reserves the right to interview candidate personnel.

     Key Personnel by Name:             Brain Davis             Joe Favero
                                        Garry Fuller            Jerry Meleski
                                        Darin King

16.  WEEKLY COST REPORTS

     In addition to Cost Reporting required by Paragraph 14 above, the Subcontractor shall provide a weekly financial summary beginning the week following the submission of the first monthly report. This report shall be in a Seller prescribed, informal project oriented system. The objective is to provide LMFS-G with information as close to attached "Schedule 2" as is possible.

17.  NOTIFICATION OF DoD FY95 APPROPRIATIONS ACT FUNDING

     Seller is advised that prime contract payment for work required hereunder will be made with Department of Defense funds subject to the Defense Appropriations Act of 1995 (PL 103-335).

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18.  ORDER OF PRECEDENCE

     In the event of an inconsistency in this Purchase Order, unless otherwise provided herein, the inconsistency shall be resolved by giving precedence in the following order.

     a)   This Subcontract including Attachment 3 Special Provisions and
          Schedule A

     b)   DD-254, DoD Contract Security Classification Specification

     c)   Attachment 1, LMFS-G Terms and Conditions, dated 07/94

     d) Attachment 2, Statement of Work, including its Appendices and Attachments

     e)   Attachment 4, OCS Subcontract Award Fee Plan

     f)   Attachment 5, Certifications and Representations, dated February 23,
          1995

     g)  Attachment 6, Confidential Disclosure Agreement, dated October 18, 1994

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19.  ACCEPTANCE

     The Purchase Order, as modified through Alteration No. 8, constitutes the entire agreement between Buyer and Seller. It supersedes all prior agreements, oral or written and all other communications relating to the subject matter of this Purchase Order.

     Any terms contained in Seller invoices, acknowledgments, shipping instructions or other forms that are inconsistent with or different from this Purchase Order shall be void and of no effect.

     Alteration No. 8 is executed in duplicate originals as of the last date specified hereon.

     Please sign and return Alteration No. 8 to LMFS-G within ten (10) working days after receipt.

     LMFS-G:                                            STI:


     By:  /s/ Anne T. Jones                       By: /s/ H. R. Trew
         ----------------------------                 --------------------------
         Anne T. Jones

     Title: Contract Administrator                Title:  Manager of Contracts
            -------------------------                    -----------------------


     Date:  10/31/96                              Date:  11/2/96
           --------------------------                   ------------------------

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